                          UNITED STATES DISTRICT COURT
                            NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

PHILLIP GOLDSTEIN              )    1:02CV1903
                               )
            Plaintiff          )    JUDGE DONALD C. NUGENT
                               )    (Magistrate Judge Jack B. Streepy)
            v.                 )
                               )
BRANTLEY CAPITAL CORP.,        )
et al.                         )
                               )    REPORT AND RECOMMENDED
            Defendants         )    DECISION OF MAGISTRATE JUDGE


STREEPY, MAG. J.

      Phillip Goldstein (Goldstein) filed his complaint against Brantley Capital Corp. (Brantley Capital), Riley Pinkas (Pinkas), IVS Assistance, Inc. (IVS), James P. Oliver (Oliver) and Benjamin F. Bryan (Bryan), pursuant to the Investment Company Act of 1940, 15 U.S.C. Section 80A-1, et seq. (the 1940 Act), in particular sections 80a-35 and 80a-43.

      Goldstein has filed a motion for preliminary injunction seeking to have
1.6 million shares of Brantley Capital be counted as votes on behalf of the opposition slate in a disputed election regarding four issues, including the election of two members of the Brantley Capital board of directors. An evidentiary hearing was held, and a transcript of the hearing was ordered by the parties which has now been obtained.

                                Findings of Fact

      1. Brantley Capital was incorporated in 1996 in the State of Maryland. It is regulated as a business development company under the 1940 Act, and its common stock is traded on NASDAQ.

      2. Beginning in 1999 Goldstein began buying shares of Brantley Capital. In November of 2000, he filed a schedule 13D


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with the Securities and Exchange Commission (SEC). Its stated purpose was to note the existence of a significant gap between the share price of Brantley Capital stock and its net asset value (NAV). Goldstein intended to seek action that would close the gap, and in connection therewith, proposed to alter the investment advisory fee so it would be based upon performance of the stock price. Assuming the gap did not "narrow significantly" Goldstein said he may present other proposals and might nominate a slate of directors at the 2001 annual meeting. (Defendant's exhibit, DX, D.)

      3. Pinkas met shortly thereafter, in December of 2000, with Georgeson Shareholder Communications (Georgeson) to acquaint himself with the process of a proxy fight. (T. 468-69)

      4. Goldstein amended his schedule 13D in May of 2001, noting he had settled his disagreement with Brantley Capital in part by being nominated as a director at the next annual meeting. At the time, Goldstein was considered to be the beneficial owner of 253,400 shares of common stock in Brantley Capital, which constituted approximately 6.65% of the outstanding shares. (DX E) In July of 2001 Goldstein became a director of Brantley Capital.

      5. Once on the board, Goldstein continued to disagree with Pinkas and other directors regarding steps that Brantley Capital should take to improve the stockholders' value, reflected in part by Goldstein's November 13, 2001 memo to Pinkas (DX G), and a board meeting on March 21, 2002 which shows Goldstein was the dissenting director in two 7-to-1 votes. (DX H)

      6. At all relevant times, Richard Barone (Barone) was a major shareholder in Brantley Capital. He and Goldstein began


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negotiating with Pinkas to determine whether Brantley Capital, or some other interested individual, would purchase their shares. (DX I, J) An email from Goldstein to Barone on March 25, 2002 suggested Barone tell Pinkas that if he or his partnership buys "our shares" Pinkas could probably get shareholder approval of a proposal Pinkas desired. Goldstein concluded that the "more I think about it, the more sense it makes for him [Pinkas] to buy us [Barone and Goldstein] out." (DX J)

      7. Two days later, on March 27, 2002, Goldstein sent a memo to Pinkas rejecting his proposal to buy "Barone's and my shares" at the rate of $13 per share. Goldstein felt the "cleanest way" to settle their differences was that an entity Pinkas controlled (other than Brantley Capital) would "buy Richard's and my shares." Because there was a deadline with regard to filing SEC filings, Goldstein set a date by which they had to agree, otherwise he would disclose "we are calling for an orderly liquidation of Brantley Capital." (DX K)

      8. Shortly thereafter, on April 1, 2002, Goldstein sent a memo to Pinkas that stipulated he was "not part of any group." He had discussed with Barone whether to conduct a proxy contest for the purpose of obtaining an orderly liquidation of Brantley Capital, but had not asked Barone to participate in a proxy contest. Barone indicated he would "passively support" an orderly liquidation if Goldstein conducted a proxy contest, but Goldstein had not yet determined whether to pursue such a contest. (DX L)

      9. In approximately April or May of 2002, Brantley Capital, apparently through Pinkas, hired Georgeson to solicit proxy votes in favor of, among other items, the management slate of directors


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for two vacancies on the board to be elected at the 2002 annual meeting. Mark
Schenk (Schenk), the managing director of Georgeson, began working full time on the Brantley Capital election, in May of 2002, continuing through the September 17 date of the annual meeting.

      10. On May 28, 2002, Goldstein and Barone had not heard anything about a buyer for their shares. Goldstein stated he would consider electing directors of Brantley Capital who would favor an orderly liquidation, and asked Barone if he would support him in a proxy contest. Barone responded in the affirmative. (DX N, O)

      11. Shortly thereafter, on June 10, 2002, Goldstein amended the schedule 13D he had filed in November of 2000. The amendment stated Goldstein had reached an impasse with Pinkas as to the "best way to maximize value for the shareholders" of Brantley Capital, thus Goldstein would nominate two persons for election as directors and present other proposals at the annual meeting. He was the beneficial owner of 253,400 Brantley Capital shares, approximately 6.65 percent of the outstanding shares. The amendment did not name anyone other than Goldstein. (DX P)

      12. Four days later, on June 14, 2002, Barone filed a schedule 13D with the SEC. Barone owned, or controlled, approximately 391,480 shares of Brantley Capital, which constituted 10.27 percent of all outstanding shares. He was aware of Goldstein's intent to nominate two directors and seek an orderly liquidation of Brantley Capital. Barone stated he "supports" Goldstein. (DX Q)


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      13. The majority of Brantley Capital stock was held in the name of "street holders," i.e., shareholders who held their stock in the names of banks or brokerage firms. Audit Data Processing (ADP) acted as an intermediary for them, including handling their vote tabulations. (T. 214) ADP kept a running tabulation of the votes of the street holders for the Brantley Capital annual meeting as the street holders announced their voting intentions in advance of the meeting. Both sides (the management slate of Pinkas and the opposition slate of Goldstein) received daily reports of the announced voting from ADP, beginning about three weeks before the annual meeting. Thus, Pinkas and Goldstein had a good idea in advance of the meeting how many votes would be cast for their respective slates. (See plaintiff's exhibit, PX, 30 at 12; T. 234-35, 298-99, 499.)

      14. Schenk often spoke directly with Pinkas and others at Brantley Capital. He informed others at Brantley Capital, on the morning of September 16, 2002, that of the 3,810,535 shares entitled to vote, approximately two-thirds of those shares, 2,435,095, had announced their intention of who they would vote for. Schenk reported the management slate of directors had 797,088 votes, and the Goldstein slate had 1,535,556 votes. In other words, the Goldstein slate was ahead by almost a two-to-one margin. (PX 33; T. 229-33))

      15. Pinkas talked to Georgeson personnel the morning of September 17. Thus, he knew that prior to the scheduled annual meeting at 10:00 a.m. management's slate was losing badly. (T. 513-14)


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      16. Before and during the meeting, Schenk continued to seek proxy votes on behalf of the management slate. (T. 215-17) He was able to narrow the gap between management and the opposition to about 400,000 votes but could not get any closer. Thus, he knew Goldstein's slate would win. (T. 226)

      17. Brantley Capital had hired IVS to act as inspector of the election. IVS had the responsibility to collect the votes at the meeting and tabulate them. (PX 30 at 11.) Thus, on September 17, IVS set up a table close to the door of the annual meeting room for the purpose of receiving the votes. (Id. at 2-3.)

      18. The IVS representative at the meeting, Michael Barbera (Barbera), spoke to three representatives of Georgeson the morning of September 17, all of whom felt the management slate did not have enough votes to win. (Id. at 15-16.) Barbera passed this information on to Goldstein. (T. 18)

      19. Pinkas, as chairman of the board of directors, was chairman of the annual meeting, which was scheduled to begin at 10:00 a.m. Shortly before the meeting was set to begin, Goldstein and a few of his supporters sought to gain entrance to the room. Goldstein was admitted, but his supporters had a difficult time because they were required to prove they were voting shareholders, and they did not have such proof on their person.

      20. Goldstein became angry at the entrance requirements and approached Pinkas before the meeting started to complain about it. Harsh words were exchanged, including swearing from Goldstein. Upon being told the rules would not be changed, Goldstein announced he was leaving and left the room. It is not unusual to require some sort of identification of an individual as a

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shareholder or proxy as a condition of entering the meeting, especially in a contested election. (PX 30 at 85-86; T. 262-64, 267.)

      21. Shortly afterward, at 10:04 a.m., Pinkas announced at the meeting that it was appropriate to adjourn because there were not enough proxies for a quorum. This statement was correct in that Goldstein's proxy votes of 1.6 million shares were necessary for there to be a quorum. Pinkas stated if there was no objection, the meeting would be adjourned. (PX at 1 at 3.)

      22. A shareholder requested that Goldstein be permitted to come into the room. Pinkas responded he was "prepared to accept" Goldstein, but that Goldstein wanted additional individuals who were not shareholders to attend the meeting. The shareholder proposed that somebody should try to get Goldstein to enter. In response, a member of management stated that efforts had been made to talk to Goldstein which were unsuccessful. (Id. at 4-5.)

      23. The shareholder offered to go outside the meeting room to make another attempt to get Goldstein's attendance, which was seconded. Pinkas permitted the attempt to be made. (Id. at 6.)

      24. After a short recess, the shareholder returned to state he had talked to Goldstein, who requested that the recess continue for another five minutes. Pinkas asked if those at the meeting felt that was reasonable, and in view of the positive response, he stated they would wait another five minutes. (Id. at 6.)

      25. Goldstein reentered the room, and Pinkas formally opened the meeting. The rules governing the meeting were read, as were the four issues to be voted on. Brantley Capital's corporate secretary stated it was "important to your interest that all


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shareholders participate in the affairs of the public company regardless of the number of shares you own." (PX 1 at 12-13.)

      26. Pinkas then declared there was a quorum, and the polls for voting were open. It was approximately 10:30 a.m. when he opened the polls. (Id. at 15.)

      27. Pinkas presented each of the four issues separately to the meeting for the purpose of limiting discussion on one issue at a time. The first discussion dealt with the nominees for the two vacancies on the board of directors. There was very little discussion, and Pinkas shortly declared the vote "will now be taken" regarding the two vacancies. (Id. at 16.)

      28. Discussion was longer on the other three issues. Goldstein not only participated in the debate (id. at 27), he criticized Pinkas to the extent of accusing him of lying at one point (id. at 56-60). Pinkas often disagreed with Goldstein to the point of criticizing him. (Id. at 28-31.)

      29. After extensive discussion and debate on various matters, Goldstein moved to close the polls. Rather than close the polls, Pinkas adjourned the meeting for a five minute recess. This decision occurred at 11:25 a.m. (approximately 55 minutes after the polls first opened). (Id. at 75-78.)

      30. Shortly after the meeting reconvened, Goldstein again requested that the polls be closed and argued with Pinkas because Goldstein had not been recognized. (PX 1 at 78-80.) Pinkas testified he refused to close the polls because he intended to keep the polls open until it "was clear" all questions at the meeting had been answered, and all votes had been submitted, and neither of these conditions had been reached yet. (T. 437, 479)


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      31. Pinkas continued to answer questions, which prompted Goldstein to go to the back of the room and ask Barbera of IVS "can I have my proxies back, please, since the polls are still open?" (PX 1 at 80-81.) Goldstein then exited the room. (Id. at 79-81.)

      32. Goldstein not only left the room, he left with the ballots of the 1.6 million shares, most of which he held as proxies. Goldstein knew he had enough votes to win the vote for the two vacancies on the board. (T. 281-82, 310-11, 358.) He had no rational basis to take the proxy votes back from IVS. By doing so, he ran the risk that the meeting would be adjourned, and the votes of 1.6 million shares would not be counted. His actions were reckless.

      33. Barone, one of Goldstein's allies, saw Goldstein leave the meeting. Barone could not understand why he took the ballots with him (T. 410-11), thus left the meeting room to get Goldstein to come back (T. 411).

      34. At the time Goldstein left, Pinkas knew, at the least, that the management slate of directors was probably going to lose. T. 433) He did not know whether Goldstein intended to leave the building without returning, or whether Goldstein intended to return and resubmit his proxies. He knew Goldstein took his votes from IVS and left the room.

      35. Shortly after Goldstein left, Pinkas asked if there were any other questions. A shareholder responded he had some questions that he wanted to ask of Goldstein. Pinkas cut him off stating that he would "have to chase" Goldstein. The shareholder asked if Goldstein was still in the building, and Pinkas


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responded, "just leave it go. The polls for voting are closed." (PX 1 at 82.)

      36. Pinkas did not ask anyone to go out into the hall to see if Goldstein was available. His decision not to try to find Goldstein was the opposite of what he had done shortly after 10:00 a.m. when he allowed a shareholder to leave the room to find Goldstein.

      37. It is not unusual that there is no time announced in advance as to when the polls will close, nor is it unusual not to have any advance notice of when the polls will be closed. (PX 30 at 49-50.) On the other hand, it is not unusual that a shareholder must move to close the polls, and a vote be taken on the motion before the polls are closed. (Id. at P.P. 112-13.) Generally, the chairman of the meeting has the authority to open and close the polls. (Id. at 92-94.)

      38. If Pinkas had asked a shareholder to find Goldstein before closing the polls, the shareholder would have been successful.

      39. Pinkas knew he had a fiduciary duty to protect all the shareholders of Brantley Capital. (T. 459) His decision to close the polls, despite the desire of a shareholder to ask Goldstein some questions, and the fact Goldstein's 1.6 million shares had to be submitted to IVS, was contrary to his earlier intent to keep the polls open as long as there were questions to be answered and votes to be submitted. There was no rational basis for Pinkas to declare the polls closed without making any effort to find Goldstein and bring him back into the meeting to vote the 1.6 million shares.


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      40. Upon talking to Barone in the hall, Goldstein returned to the meeting room; however, Pinkas had closed the voting after Barone left and had adjourned the meeting before Goldstein reentered the room. Goldstein nonetheless resubmitted the 1.6 million shares as votes to IVS. Since Pinkas had closed the polls, IVS could not count the shares that Goldstein resubmitted (PX 30 at 52), but Barbera took possession of the shares for the purpose of having them if any challenge was made. (Id. at 54-56.)

      41. Goldstein was not the only shareholder Pinkas affected. A few other shareholders gave IVS ballots after the voting had closed, which were accepted by Barbera, but not counted in the vote. (Id. at 72.)

      42. A few days later, Goldstein called Barbera seeking to have his 1.6 million shares counted. He was told they would not be counted because the polls had closed before Goldstein had resubmitted the shares. (Id. at 60-62.)

      43. The IVS formal report for certification noted that Goldstein's 1.6 million shares had been submitted but not counted as votes. Thus, the management slate of directors was elected with approximately one and one-quarter million votes. (Id. 69-71.) If Goldstein's proxy votes had been counted, his slate of directors would have been elected by approximately 350,000 votes.


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                               Conclusions of Law

      In determining whether to grant a preliminary injunction, four factors must be balanced: (1) does Goldstein have a strong or substantial likelihood of success on the merits; (2) would Goldstein suffer irreparable injury without the injunction; (3) would the issuance of an injunction cause substantial harm to others; and (4) is the public interest served by issuing an injunction. Blue Cross & Blue Shield Mut. of Ohio v. Blue Cross and Blue Shield Ass'n, 110 F.3d 318, 322 (6th Cir. 1997); McDonald & Co. Securities, Inc. v. Bayer, 910 F.Supp. 348, 351 (N.D. Ohio 1995).

      Prior to considering the factors, the relevant law must be determined. If state corporate law does not conflict with the 1940 Act, the state law should be incorporated. Kamen v. Kemper Fin. Serv., Inc., 500 U.S. 90, 97-99 (1991). Since Brantley Capital is incorporated in Maryland, that state law applies. Veere, Inc. v. Firestone Tire & Rubber Co., 685 F.Supp. 1027, 1032 (N.D. Ohio 1988).

                            I. Likelihood of Success

      Goldstein claims that each defendant breached his fiduciary duty to the holders of Goldstein's 1.6 million proxy shares by failing to count them as votes. He emphasizes that Pinkas breached his fiduciary duty by closing the polls without giving those holders the opportunity to vote. (Doc. 45 at 10.)

      Under the 1940 Act, the directors have a fiduciary obligation to shareholders, see 15 U.S.C. Section 80a - 35(a), which is at least as stringent as state common law fiduciary duty. Goldstein v. Lincoln Nat'l Convertible Sec. Fund, Inc., 140 F.Supp. 2d 424, 436


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(E.D. Pa. 2001). Under Maryland law, the board of directors had a fiduciary duty to the shareholders of loyalty, good faith and due care. Id. at 436-40.
Goldstein held they breached their fiduciary duty because "the directors' decision to preclude plaintiff's nominees and proposals was unfair to the shareholders." Id. at 440. The court explained, id. at 441:

      Given the fundamental nature of shareholders' right to nominate and vote for directors, the Court concludes that the directors' decision to preclude plaintiff's nominees was unfair as they acted in the absence of any valid authority and thereby thwarted plaintiff's exercise of his rights as a shareholder.

      Thus, under Maryland law, Pinkas owed a fiduciary duty to shareholders to take all reasonable measures to insure that Goldstein's 1.6 million shares would be counted as votes in the disputed election. By closing the polls, despite the desire of a shareholder to ask Goldstein some questions, and without seeking to get Goldstein back to the meeting, knowing Goldstein had votes to submit, Pinkas breached his fiduciary duty to the holders of those shares.

      Defendants raise a number of issues they claim shows Goldstein is not likely to prevail. They contend (1) the election results are presumptively valid, (2) the meeting was procedurally and substantively fair under Maryland law, (3) Goldstein is barred from equitable relief by reason of his own unclean hands, (4) Goldstein has waived any right to file this law suit, and (5) the relief Goldstein seeks is moot.

                             1. Presumptive Validity

      Defendants contend that Goldstein had not submitted his ballots when the polls were closed and should not be permitted to


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have his votes counted because he submitted them approximately five to ten minutes after the polls were closed. Defendants cite Larkin v. Baltimore Bancorp., 769 F.Supp. 919, 930 (D. Md.), aff'd, 948 F.2d 1281 (4th Cir. 1991),
which, applying Maryland law, held that a "bright line test" is required to preclude votes from being counted that were submitted after the polls were closed. That test is based on the rationale that such a test discourages deals being made after the polls have closed and eliminates swearing contests that a court could not effectively resolve. Larkin does not apply. First, Goldstein had already submitted the 1.6 million shares to IVS while the polls were open. Second, everyone knew well in advance of the annual meeting that Goldstein had
1.6 million shares to vote, thus there was no possibility of foreclosing any post voting deals and swearing contests of the sort Larkin seeks to avoid. Third, Larkin did not find the directors therein had violated a fiduciary duty, unlike this case, wherein Pinkas did violate a fiduciary duty.

                                 2. Maryland Law

      Defendants contend the annual meeting was conducted fairly in accordance with Maryland law. This claim deals mostly with issues other than whether Pinkas should have made reasonable efforts to obtain Goldstein's proxy votes before closing the polls. Even assuming Pinkas ran the meeting properly most of the time, his breach of fiduciary duty by unreasonably closing the polls renders his prior conduct irrelevant.


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                              3.  Unclean Hands

      Defendants contend Goldstein has unclean hands for a number of reasons:
(1) he caused the 1.6 million shares not to be counted when he took the ballots back and walked out; (2) his proxy materials contained materially false and misleading statements and omissions contrary to federal securities law; (3) he failed to disclose he was acting with other participants in his proxy battle contrary to federal securities law; and (4) he failed to disclose that he was a member of a group, contrary to federal securities law. (Doc. 42 at 23-26.)

      Goldstein had a fiduciary duty toward the shareholders whose proxies he was voting. Hauth v. Giant Portland Cement Co., 96 A.2d 233, 235 (Del. Ch.
1953); McLain v. Lanova Corp., 39 A.2d 209, 212 (Del. Ch. 1944); Willoughby v. Port, 182 F.Supp. 496, 499 (S.D.N.Y. 1960), modified on other grounds by 277 F.2d 149 (2d Cir. 1960); Steinberg v. American Bantam Car Co., 76 F.Supp. 426, 438 (W.D. Pa. 1948); 5 Fletcher Cyc. Corp., Section 2060 (rev. 1996). Since he had no rational basis for taking the ballots back from IVS and removing them from the meeting room, he violated his fiduciary duty to the shareholders.

      Regarding the claimed breaches of federal securities law, defendants cite the relevant statutory and SEC rules, but do not cite any case law, thus do not discuss the elements of each alleged violation.

      Defendants cite 15 U.S.C. Section 78n(a) and Rule 14a-9(a) regarding false and misleading statements. (Doc. 42 at 23.) To show a violation of Rule 14a-9a, defendants must show Goldstein's proxy statement contained material misrepresentations or omissions,


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which caused defendants injury, and that the proxy solicitation itself, rather than the particular defect in the materials, was an essential link in accomplishing the transaction. In re NAHC, Inc. Securities Litigation, 306 F.3d 1314, 1329 (3d Cir. 2002). The false and misleading statement must relate to a "material" fact. A fact is material "if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to vote." Virginia Bankshares, Inc. v. Sandberg, 501 U.S. 1083, 1090 (1991); Resnik v. Swartz, 303 F.3d 147, 151 (2d Cir. 2002). The failure of defendants to cite any precedent or discuss the legal elements, especially whether the statements at issue were material, means they have failed to show a violation.

      Defendants next contend Goldstein violated Rule 14a-101 because he failed to set forth the "names of the participants" in the proxy solicitation, i.e., he did not list Barone as a participant. The burden is on the defendants to establish that Goldstein and Barone were participants. Lone Star Steakhouse & Saloon, Inc. v. Adams, 148 F.Supp. 2d, 1141, 1153 (D. Kan. 2001).

      Schedule 14A is a document which the proxy rules and regulations require to be filed by all "participants" involved in the solicitation of proxies in connection with election of officers at any annual meeting. See 17 C.F.R.
Section 240.14a-101 (1996). In pertinent part, it requires "identification of all participants in the solicitation process, a description of their interests, and information regarding any agreements participants have made with others concerning an issuer's stock." IBS Fin. Corp. v. Seidman & Assoc., LLC, 954 F.Supp. 980, 988 (D. N.J. 1997), aff'd in part and rev'd in part, 136 F.3d 940 (3d Cir.


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1998). A "more expansive definition of participant," contained in an SEC manual, does not apply. Id. at 989 n.5.

      Defendants rely upon instruction three to Item 4 of schedule 14A, subsections (v), (vi). (Doc. 42 at 24.) The definition of participant in the cited instruction is somewhat complex, but defendants do not specifically identify the language therein that allegedly applies to Barone. (See doc. 42 at 4-5,P.P. 10-17; 24 at P. P. 23-24.)

      A passive investor does not come within the definition of participant. IBS Financial, 954 F.Supp. at 989. Regarding instruction 3(a)(v) (one of the definitions cited by the defendants), if Barone had "merely agreed to vote and sell" his Brantley Capital stock as Goldstein directs, he does not come within the definition of participant. Id. at 990. Defendants have not submitted evidence that shows Barone is other than either a passive investor or someone who has agreed to vote and sell his stock as Goldstein directs. Accordingly, defendants have failed to show that Barone is a participant.

      Defendants next contend Goldstein failed to identify he was a member of a group with Barone, in violation of Rule 13D-5. Goldstein's schedule 13D states he beneficially owned 6.65 percent of Brantley Capital's shares, but failed to disclose any agreement with Barone, who beneficially owned 10.27 percent.

      The purpose behind identifying a group is to inform the market there has been a rapid and large accumulation of voting power which might represent a shift in control of the corporation. Requiring disclosure of this information strikes a balance between the competing interests of those seeking to change the control,


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the incumbent management, and the shareholders. Morales v. Quintel
Entertainment, Inc., 249 F.3d 115, 122-23 (2d Cir. 2001). One element of a group is that an agreement exists between two or more alleged members of the group. The agreement may be formal or informal and may be proved by either direct or circumstantial evidence. Id. at 124.

      Both Barone and Goldstein testified they did not have an agreement between them and were not acting as a group. There is documentary evidence to the contrary.

      Even assuming they were acting as a group, Barone filed his own 13D statement which specifically referred to Goldstein's 13D statement filed four days earlier. Barone's 13D statement says he is in favor of Goldstein's goals. Thus, assuming Goldstein violated the rule in failing to disclose he was a member of a group with Barone, that lack of information to the shareholders was largely cured within four days when Barone filed his statement that allied him to Goldstein.

      In summary, defendants have shown that Goldstein had unclean hands when he violated his fiduciary duty to the shareholders who owned the 1.6 million shares that were given to Goldstein to vote as proxies. Even assuming Goldstein also violated federal securities law as claimed, Goldstein's unclean hands do not diminish his substantial likelihood of success on the merits for the following reasons.

      In Union Pac. R.R. Co. v. Chicago & N.W. Ry. Co., 226 F.Supp. 400 (N.D. Ill. 1964), the primary plaintiff, Union Pacific Railroad (Union Pacific), sued the Chicago and Northwestern Railway Company (Northwestern), the primary defendant, in relation


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to their proxy competition to take over a third railroad, the Rock Island
Railroad (Rock Island). Rock Island had called a stockholders meeting for the purpose of deciding whether to approve a proposed merger between it and Union Pacific, and both Northwestern and Union Pacific sought proxy votes in favor of their competing interests.

      In the lawsuit, Northwestern and Union Pacific claimed the other had committed various security law violations in their respective solicitations of proxies from Rock Island shareholders. The immediate issue before the court was the motion of Union Pacific for a preliminary injunction to restrain Rock Island (which had been added as a defendant in the case) from convening its stockholders' meeting and to order that a meeting be called only after there was a new solicitation of proxies.

      The court found Northwestern violated proxy law by submitting misleading material to the shareholders. Id. at 409-10. Northwestern responded that Union Pacific had also engaged in misleading statements, thus it came into court with unclean hands. Assuming Union Pacific had unclean hands, the court nonetheless rejected Northwestern's argument, stating, id. at 410:

            To apply the maxim [of unclean hands] in this case would produce the illogic of leaving the [Rock Island] shareholders unprotected when they have been doubly mislead, stultifying the underlying purpose of the national securities laws. Where a public interest is at stake, above the interests of the parties themselves, the protection of that paramount interest overcomes the judicial reluctance to assist a wrongdoer.

      The court granted Union Pacific's motion for an injunction despite the fact the great majority of Rock Island shareholders


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were not parties in the case.(1) In other words, the interest of the shareholders considered paramount by the court was an interest held by shareholders who were neither plaintiffs nor defendants in the action.

      The circumstances herein are similar to Union Pacific. Both Goldstein and Pinkas violated their respective fiduciary duties to the holders of 1.6 million shares. The only plaintiff, Goldstein, beneficially owned 243,500 shares, leaving at least 1.35 million shares owned by stockholders who are not parties in this case. Their right to have their shares counted as votes overcomes Goldstein's unclean hands. A similar result was arrived at in Bertoglio v. Texas Int'l Co., 488 F.Supp. 630, 662-63 (D. Del. 1980).

                               4. Remaining Claims

      Defendants' remaining claims need little discussion. Their claim of waiver relies on cases that have no relationship to securities law. (Doc. 42 at 26-27.) Defendants emphasize the law of exhaustion related to collective bargaining agreements under labor management law rather than cite any case under securities law.

------------------------------------
      1. Of approximately three million shares of Rock Island common stock that could vote, the individual plaintiffs only owned 700 shares, id. at 403, and Union Pacific owned another 24,000 shares, id. at 406. Among the defendants were five individual shareholders of Rock Island stock. Id. at 403. It is not clear how many shares they held, but no more than 13,000 shares are specifically mentioned. Id. at 407.


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      Their argument that plaintiffs' case is moot does not mention that
Goldstein's motion seeks to count the 1.6 million shares as votes.

      In summary, Goldstein has shown a substantial likelihood of success on the merits.

                              II. Irreparable Harm

      In essence, the holders of 1.6 million shares of Brantley Capital lost their right to vote for the election of two directors. International Banknote Co. v. Muller, 713 F.Supp. 612, 623 (S.D.N.Y. 1989), noted "[c]ourts have consistently found that corporate management subjects shareholders to irreparable harm by denying them the right to vote their shares or unnecessarily frustrating them in their attempt to obtain representation on the board of directors." This observation was recently applied in AHI Mentall, L.P. v. J. C. Nichols Co., 891 F.Supp. 1352, 1359 (W.D. Mo. 1995).

      In Beztak Co. v. Bank One Columbus, N.A., 811 F.Supp. 274 (E.D. Mich.
1992), the plaintiffs lost the right to vote their five percent block of shares which, if allowed to be voted, would have "likely" obtained one seat on the board of directors and would have given them "considerable ability" to influence corporate policy. Id. at 282-83. The court found this loss constituted irreparable harm. There is as much at stake in the case sub judice as in Beztak.

      Goldstein and the proxy shareholders have suffered irreparable harm by the fact their 1.6 million shares were not counted as votes.


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
                               III. Harm to Others

      Defendants contend Brantley Capital would suffer harm if the preliminary injunction was granted, but it relies upon an aspect of the injunction that Goldstein is not seeking. Ordering the vote of 1.6 million shares would help Brantley Capital rather than harm it.

                               IV. Public Interest

      It is apparent that counting the 1.6 million shares as votes is in the public interest, as reflected in the language of the 1940 Act. Defendants' argument that the interest of certainty and finality in the tabulation of election votes is a higher public interest is incorrect under the circumstances of this case.

                                 RECOMMENDATION

      It is recommended that Goldstein's motion for a preliminary injunction be granted and that defendants be enjoined from refusing to count the 1.6 million votes submitted by Goldstein at the annual meeting.

Dated: 18 December 2002            /s/ Jack B. Streepy
                                       Jack B. Streepy
                               United States Magistrate Judge

      ANY OBJECTIONS to this Report and Recommendation must be filed with the Clerk of Courts within ten (10) days of receipt of this notice. Failure to file objections within the specified time WAIVES the right to appeal the District Court's order. See Thomas
v. Arn, 474 U.S. 140 (1985); United States v. Walters, 638 F.2d 947 (6th Cir. 1981).


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